CONSENT OF FRANK L. SASSETTI & CO.

The undersigned, Frank L. Sassetti & Co., Certified Public Accountants, hereby consents to the use of the audit reports for the year ended December 31, 1999 and the updated unaudited financial statements for the period ended September 30, 2000 for Atlas Futures Fund, Limited Partnership and for the year ended December 31, 1999 and the updated unaudited financial statements for the period ended September 30, 3000 for Ashley Capital Management, Inc.

The undersigned hereby further consents to inclusion of its name and the other information under the section "Experts" in the Form S-1 Registration Statement to be filed with the Securities and Exchange Commission and the states to be selected by the General Partner.


                                           /s/ Frank L. Sassetti & Co.
                                           Frank L. Sassetti & Co.
                                           6611 West North Avenue
                                           Oak Park, Illinois  60302

                                           (708) 386-1433
Date:  November 10, 2000